Exhibit 32
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
The undersigned, the Chief Executive Officer and the Chief Financial Officer of Beach First National Bancshares, Inc. (the “Company”), each certify that, to his knowledge on the date of this certification:
1.	The annual report of the Company for the period ended December 31, 2008 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Walter E. Standish, III
Walter E. Standish, III
Chief Executive Officer March 31, 2009

/s/ Gary S. Austin
Gary S. Austin
Chief Financial Officer March 31, 2009